Exhibit 10.16

FINAL NEGOTIATED VERSION

Loan No. 01-1054853

DEED OF TRUST NOTE

$35,000,000.00	October 4, 2006

FOR VALUE RECEIVED KPA HI ONTARIO LLC, a Delaware limited liability company having an address c/o Innkeepers USA Trust, 340 Royal Poinciana Way, Suite 306, Palm Beach, Florida 33480 (“Maker”), promises to pay to the order of CAPMARK BANK, a Utah industrial bank (“Payee”), at one of its principal places of business at 6955 Union Park Center, Suite 330, Midvale, Utah 84047, Attention: President, or at such place as the holder hereof may from time to time designate in writing, the principal sum of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00) (the “Loan”), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Interest Rate (as such term is defined in Section 1(a) hereof), and to be paid in installments commencing on December 1, 2006 and on the first (1st) day of each calendar month thereafter (each a “Monthly Payment Date”) through and including the Monthly Payment Date immediately prior to the Maturity Date, as follows:

(a) Through November 1, 2009 (the “Cut-Off Date”), interest only is payable at the Interest Rate, calculated on the basis of a three-hundred-sixty (360) day year and charged on the principal balance outstanding from time to time for the actual number of days elapsed;

(b) From and after the Cut-Off Date, a constant payment of principal and interest in the amount of Two Hundred Nine Thousand Three Hundred Ninety-Two and 85/100 Dollars ($209,392.85) (the “Monthly Debt Service Payment Amount”), the first such payment being due on December 1, 2009 and on the first (1st) day of each succeeding month thereafter, through and including the Monthly Payment Date immediately prior to the Maturity Date (as defined below); each of such payments to be (i) computed based on a three-hundred-sixty (360) day year comprised of twelve (12) months of thirty (30) days each and an amortization schedule of three hundred sixty (360) months and (ii)(A) applied to the payment of interest then due and payable; and (B) the balance applied toward the reduction of the principal sum, except as otherwise provided in the Loan Documents (as hereinafter defined); and

(c) the balance of said principal sum together with all accrued and unpaid interest thereon shall be due and payable on the first (1st) day of November, 2016 (the “Maturity Date”). All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

Maker has the option, effective any time during the term of the Loan, to arrange for the automatic wire transfer on the Monthly Payment Date of the Monthly Debt Service Payment Amount from Maker’s bank account to an account designated by Payee pursuant to the terms and conditions of an automatic payment authorization form.

1. Calculation of Interest; Application of Payments.

(a) The term “Interest Rate” as used in this Note shall mean from the date of this Note through and including the date this Note is paid in full, a rate of five and ninety-eight one-hundredths percent (5.98%).

(b) Payments under this Note shall be applied first to the payment of interest and other costs and charges due in connection with this Note or the Debt (as such term is defined in Section 4 hereof), as Payee may determine in its sole discretion, and then to reduction of the outstanding principal balance. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

(c) From and after the date of this Note, interest shall accrue on the unpaid principal balance from time to time outstanding on this Note at the Interest Rate. All of the Debt shall be due and payable on the Maturity Date.

(d) MAKER UNDERSTANDS AND ACKNOWLEDGES THAT THIS NOTE AND THE OTHER LOAN DOCUMENTS DO NOT PROVIDE FOR FULL AMORTIZATION OF THE PRINCIPAL SUM AND, THEREFORE, UPON THE MATURITY DATE OR EARLIER ACCELERATION, A BALLOON PAYMENT OF THE THEN OUTSTANDING BALANCE OF THE PRINCIPAL SUM WILL BE REQUIRED, ALONG WITH PAYMENT IN FULL OF OTHER SUMS DUE HEREUNDER.

2. Security for the Loan.

(a) This Note is secured by: (i) a Deed of Trust, Leasehold Deed of Trust, Assignment of Leases and Profits, Security Agreement and Fixture Filing dated as of the date hereof from Maker, as borrower, and KPA Ontario Lessee LLC, a Delaware limited liability company (“Operator”), as accommodation grantor (Maker and Operator being hereinafter referred to, collectively and jointly and severally, as “Grantor”), to Chicago Title Insurance Company, as Trustee, for the benefit of Payee, as beneficiary (the “Deed of Trust”) affecting the real property and improvements known as the Hilton hotel (the “Property”); (ii) an Assignment of Leases, Rents and Profits dated as of the date hereof from Operator to Maker (the “Lease Assignment”); (iii) an Assignment of Assignment of Leases, Rents and Profits dated as of the date hereof from Maker to Payee (the “Assignment of Lease Assignment”); (iv) an Environmental Indemnity Agreement dated as of the date hereof among Payee, Maker, and Innkeepers USA Trust, a Maryland real estate investment trust, under trust agreement dated 7/5/94 (“Guarantor”) (the “Environmental Agreement”); (v) a Guaranty of Recourse Obligations dated as of the date hereof from Guarantor for the benefit of Payee (the “Guaranty”); (vi) an Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals, dated as of the date hereof from Operator for the benefit of Maker (the “Contract Assignment”); (vii) an Assignment of Assignment of Contracts, Licenses, Permits, Agreements, Warranties and

Approvals, dated as of the date hereof from Maker for the benefit of Payee (the “Assignment of Contract Assignment”); (viii) a Consent, Subordination and Recognition Agreement among Maker, Payee and Innkeepers Hospitality Management, Inc., a Florida corporation (“Manager”); and (ix) such other documents now or hereafter executed by Maker and/or others and by or in favor of Payee, which wholly or partially secure or guarantee payment of this Note including, without limitation, any collateral assignments, reserve and/or escrow accounts and Uniform Commercial Code Financing Statements (such other documents, collectively, the “Other Security Documents”).

(b) As used herein, the term “Loan Documents” means, collectively, this Note, the Deed of Trust, the Lease Assignment, the Assignment of Lease Assignment, the Environmental Agreement, the Guaranty, the Contract Assignment, the Assignment of Contract Assignment, the Other Security Documents and any and all other documents executed in connection with the Loan.

3. Late Charge. If any sum payable under this Note is not paid on or prior to the fifth (5th) day after the date such payment is due (other than at maturity or earlier acceleration), Maker shall pay to Payee on demand an amount equal to the lesser of: (i) five percent (5%) of such overdue and unpaid sum or (ii) the maximum lawful rate of interest permitted on the overdue obligation outstanding for the period for which such amount is overdue, to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment, and such additional amount shall be secured by the Deed of Trust and the other Loan Documents. The additional payments required under this paragraph shall be in addition to and shall in no way limit any other rights and remedies provided for in this Note, the Deed of Trust or any of the Loan Documents, as well as all other remedies provided by law.

4. Events of Default. The entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums due under the Loan Documents (all such sums, collectively, the “Debt”), or any portion thereof, shall without notice become immediately due and payable at the option of Payee: (a) if any payment required in this Note is not paid on or prior to the fifth (5th) day after the date when due or on the Maturity Date; (b) upon the occurrence of any other default under this Note, which continues more than thirty (30) days following written notice thereof from Payee; provided, however, that if the cure of such default cannot reasonably be accomplished within such thirty (30) day period and Maker shall have promptly and diligently commenced to cure such default within such thirty (30) day period, then the period to cure shall be deemed extended for up to an additional sixty (60) days from Payee’s notice of such default so long as Maker diligently and continuously proceeds to cure such default to Payee’s satisfaction; or (c) upon the happening of any other Event of Default under and as defined in the Deed of Trust (each of the foregoing, an “Event of Default”). In the event that Payee retains counsel to collect the Debt or to protect or foreclose the security provided in connection herewith, Maker also agrees to pay on demand all costs of collection incurred by Payee, including attorneys’ fees for the services of counsel whether or not suit is brought. In addition, the prevailing party shall be entitled to recover attorney fees in any suit or action on appeal.

5. Default Rate Interest. Maker does hereby agree that upon the occurrence of an Event of Default, including Maker’s failure to pay the Debt in full on the Maturity Date, Payee shall be entitled to receive, and Maker shall pay, interest on the entire outstanding principal balance and any other amounts due at the rate equal to the Interest Rate plus five percent (5%) (the “Default Rate”), but not to exceed the maximum rate permitted by applicable law. Interest shall accrue and be payable at the Default Rate from the occurrence of the Event of Default until all such Events of Default have been fully cured. The Default Rate interest shall be deemed secured by the Deed of Trust. This provision, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default. The additional payments required under this paragraph shall be in addition to and shall in no way limit any other rights and remedies provided for in this Note, the Deed of Trust or any of the Loan Documents, as well as all other remedies provided by law.

6. Prepayment.

(a) Other than as set forth in Section 8 hereof, Maker shall have no right to prepay all or any portion of the Loan during the period commencing on the date hereof to but not including the Monthly Payment Date which is three (3) months prior to the Maturity Date (the “Open Date”). From and after the Open Date, the Loan may be prepaid in whole, but not in part, at any time, together with accrued interest to the date of such prepayment on the principal amount prepaid, without penalty or premium, provided that if a prepayment is made otherwise than on a Monthly Payment Date, Maker shall pay interest to and including the last day of the calendar month in which the Prepayment Date occurs on the amount prepaid. Any such prepayment shall be subject, in each case, to the satisfaction of the condition precedent that Maker shall provide not less than thirty (30) days’ prior written notice to Payee specifying the Monthly Payment Date (or, if applicable, any other date) on which such prepayment is to occur and indicating the principal amount of this Note to be so prepaid. Except as set forth above, this Note may not be prepaid prior to the Maturity Date; provided, however, at any time after the date which is the earlier of (i) two (2) years after the Loan is securitized, or (ii) three (3) years after the closing of the Loan and is at least three (3) months prior to the Maturity Date, Maker shall have the right and option to release the Property (as defined in the Deed of Trust) from the lien of the Deed of Trust in accordance with the terms and provisions set forth in Section 69 of the Deed of Trust.

(b) Notwithstanding anything herein to the contrary, no prepayment consideration shall be due in the event that Payee elects to apply the proceeds of a condemnation award or insurance settlement on the Property towards the reduction of the principal balance of this Note pursuant to the terms of the Deed of Trust. At Payee’s option, (i) the monthly payments of principal and interest on the Loan shall be reduced to an amount which would amortize the reduced outstanding principal balance of the Loan over the remaining amortization term, or (ii) the monthly payments of principal and interest shall not be modified and the partial prepayment shall be applied to the payments of principal otherwise due on the remaining monthly payment date(s) in inverse order of maturity, and the term of the Loan shall be reduced, if necessary, to reflect the actual Loan amortization schedule as modified by the application of this clause (ii).

7. Intentionally Deleted.

8. Repayment Upon Default. If all or any part of the principal amount of this Note is prepaid upon acceleration of the Loan following the occurrence of an Event of Default prior to the Open Date, then, in addition to such principal payment, Maker shall be required to make such payments (the “Yield Maintenance Payments”) in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all scheduled interest payments payable on each Monthly Payment Date in respect of this Note (or the portion of all such interest payments corresponding to the portion of the principal of this Note to be prepaid upon acceleration) for the period from the date of such prepayment upon acceleration to the Open Date, discounted monthly at a rate equal to the Treasury Constant Maturity Yield Index and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments payable on each Monthly Payment Date in respect of this Note (or the then unpaid portion thereof to be prepaid upon acceleration) assuming the then outstanding principal balance of this Note is paid in full on the Open Date, discounted monthly at a rate equal to the Treasury Constant Maturity Yield Index and based on a 360-day year of twelve 30-day months minus (ii) the then current outstanding principal amount of this Note (or the then unpaid portion thereof to be prepaid upon acceleration). The Yield Maintenance Payments to be paid in connection with any prepayment under this Section 8 shall be determined in good faith by Payee and shall be conclusive and binding on Maker (absent manifest error). For purposes of this Section 8, the amount of this Note (or the portion of the principal of this Note to be prepaid upon acceleration) on the date of prepayment shall be determined after giving effect to any payment of scheduled amortization made on such date. For purposes hereof, “Treasury Constant Maturity Yield Index” shall mean the average yield for “This Week” as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) (“FRB Release”) published during the second full week preceding the prepayment date (caused by acceleration of the Loan following the occurrence of an Event of Default) for instruments having a maturity coterminous with the remaining term of this Note. In the event the FRB Release is no longer published, Payee shall select a comparable publication to determine the Treasury Constant Maturity Yield Index. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 or above rounded upward).

9. Limitations on Recourse.

(a) Subject to the qualifications set forth in this Section, neither Maker nor Guarantor nor any partner, member, shareholder, officer or director of either of them shall be personally liable either at law or in equity for the repayment of the Debt or the failure of performance of any other obligation evidenced by this Note or contained in the Deed of Trust or the Other Security Documents, and Payee will satisfy any judgments, orders or decrees on account of the failure to repay such Debt and/or the failure to perform any such obligation, from the Property and any other real or personal property, tangible or intangible, as Maker, Guarantor or any other entity shall have pledged or assigned to secure this Note by any of the Loan Documents, except that Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon this Note, the Deed of Trust, the Other Security Documents, and the interests in the Property and any other collateral given to Payee pursuant to the Deed of Trust and the Other Security Documents; provided, however, that, except as specifically provided in this Section, any judgment in any such action or proceeding shall be enforceable against Maker only to the extent of Maker’s interest in the Property and in any other collateral given to Payee. Payee, by accepting this Note, the Deed of Trust and the Other Security Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Maker in any such action or proceeding, under, by reason of or in connection with the Deed of Trust, the Other Security Documents or this Note. The provisions of this Section shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Deed of Trust, the Environmental Agreement, the Guaranty or the Other Security Documents or this Note; (ii) impair the right of Payee to name Maker as a party defendant in any action or suit for foreclosure and sale under the Deed of Trust; (iii) affect the validity or enforceability of any guaranty or indemnity made in connection with the Deed of Trust, this Note or the Other Security Documents; (iv) impair the right of Payee to obtain the appointment of a receiver; (v) impair the right of Payee to bring suit with respect to fraud or misrepresentation by Maker in connection with the Deed of Trust, this Note, the Environmental Agreement, the Guaranty or the Other Security Documents; (vi) affect the validity or enforceability of the Environmental Agreement or limit the liability of Maker or Guarantor thereunder; or (vii) affect the validity or enforceability of the Guaranty or limit the liability of Guarantor thereunder.

(b) Nothing herein shall be deemed to be a waiver of any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Deed of Trust or to require that all collateral shall continue to secure all of the debt owing to Payee in accordance with this Note, the Deed of Trust, the Environmental Agreement, the Guaranty and the Other Security Documents.

(c) Notwithstanding the foregoing provisions of this Section or any other provision in the Loan Documents, Maker and Guarantor, jointly and severally, shall be fully liable for and shall indemnify Payee for any or all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by Payee (including, without limitation, Payee’s attorneys’ fees) arising out of or attributable or relating to:

(i) fraud or material misrepresentation by Grantor or Guarantor in connection with the Loan;

(ii) the gross negligence or willful misconduct of Grantor or Guarantor, their respective agents or employees, or physical waste of the Property;

(iii) the breach of provisions in the Deed of Trust or any of the other Loan Documents concerning Environmental Laws, Hazardous Substances and Asbestos (as each such terms are defined in the Deed of Trust), and any indemnification of Payee in the Deed of Trust or any of the other Loan Documents with respect to such Environmental Laws, Hazardous Substances and Asbestos;

(iv) the removal or disposal of any portion of the Property while an Event of Default exists;

(v) the conversion by Grantor or Guarantor of: (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property; (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property; or (C) rents, issues, profits, proceeds, accounts or other amounts received by Grantor or Guarantor (in the case of clause (C), following an Event of Default under this Note, the Deed of Trust, the Environmental Agreement, the Guaranty or any of the other Loan Documents);

(vi) Grantor’s failure to pay taxes, assessments, charges for labor or materials or other charges that may result in liens on any portion of the Property or Grantor’s failure to pay on a current basis the Taxes, Insurance Premiums and Other Charges pursuant to the terms of Section 6 of the Deed of Trust;

(vii) Grantor’s failure to pay the deductible amount of any insurance maintained in respect of the Property;

(viii) Grantor’s failure to comply materially with the Americans With Disabilities Act;

(ix) criminal acts resulting in forfeiture of any of the Property;

(x) any security deposits, advance deposits or retained rents and profits collected with respect to the Property which are not delivered to Payee upon a foreclosure of the Property or action in lieu thereof;

(xi) Grantor fails to obtain Payee’s prior written consent if consent is required under the Loan Documents to any subordinate financing;

(xii) Grantor’s failure to obtain Payee’s prior written consent if consent is required under the Loan Documents to any transfer of the Property or of any ownership interest in Grantor; and

(xiii) Grantor fails to comply with the provisions of Section 11 of the Deed of Trust pertaining to their single purpose/single asset entity status (the “SPE Covenants”);

(xiv) Grantor’s failure to provide financial reports and information pertaining to the Property as required by the Deed of Trust unless such failure is the result of a good faith error and is cured within ten (10) days after notice;

(xv) Grantor’s failure to comply with the PIP (as defined in the Deed of Trust) as agreed to by Operator and Franchisor from time to time, beyond the expiration of any notice or cure periods provided for in the PIP; and/or

(xvi) default or breach under the Operating Lease (as defined in the Deed of Trust) beyond any applicable grace or cure period provided for therein.

(d) Notwithstanding the foregoing, the agreement of Payee not to pursue recourse liability as set forth in subsection (a) above SHALL BE AND BECOME NULL AND VOID and shall be of no further force or effect if: (i) any financial information concerning Grantor or Guarantor is fraudulent in any respect, contains any fraudulent information with respect to the financial condition of Grantor or Guarantor; (ii) a voluntary bankruptcy or insolvency proceeding is commenced by Grantor or a managing member of Grantor; or (iii) an involuntary bankruptcy or insolvency proceeding is commenced by any party against Grantor or a managing member of Grantor and is not unconditionally dismissed within ninety (90) days of filing and either (1) at the time of the filing of such proceeding Grantor was in breach of the SPE Covenants, or (2) Payee is able to prove collusion between Grantor or either of their Affiliates and the party commencing such action. Upon the occurrence of any of the foregoing events, Grantor and Guarantor shall have full joint and several recourse liability for all sums due under the Loan Documents.

(e) Nothing in this Section shall be interpreted or construed to impair, limit the liability of or otherwise affect the terms, conditions, requirements and obligations of Guarantor under the Guaranty or Maker or Guarantor under the Environmental Agreement.

10. No Usury. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker’s and Payee’s express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt (or, if this Note and all other Debt have been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. Maker represents, covenants and warrants that (i) the indebtedness evidenced by this Note is being obtained for the purpose of acquiring and carrying on a business or commercial enterprise, (ii) all proceeds of such indebtedness will be used solely in connection with such business or commercial enterprise, and (iii) the proceeds of such indebtedness will not be used for the purchase of registered equity securities within the purview of Regulation “U” issued by the Board of Governors at the Federal Reserve System.

11. Transfers Not Permitted. Without the prior written consent of Payee, Maker shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer, or permit the transfer of, directly or indirectly, the Property or ownership interests of Maker or Maker’s managing member except for transfers otherwise permitted in the Deed of Trust.

12. Authority. Maker represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Deed of Trust and the other Loan Documents to which it is a party and that this Note, the Deed of Trust and the other Loan Documents constitute valid and binding obligations of Maker.

13. Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Deed of Trust directed to the parties at their respective addresses as provided therein.

14. Loan Assumption. Up to two (2) times, the Loan may be assumed by a third party approved by Payee, in its sole and absolute discretion, upon a transfer of the Property or a transfer of direct or indirect equity interests in Maker which are otherwise prohibited under Section 13 of the Deed of Trust. Any approved assumption shall be subject to delivery to Payee of (a) an assumption agreement in form and substance acceptable to Payee; (b) an assumption fee equal to one percent (1%) of the then unpaid principal balance of the Loan; (c) payment of all costs and expenses incurred by Payee in connection with the assumption; and (d) such other documents and legal opinions as Payee may require in its sole and absolute discretion, including without limitation, a substantive non-consolidation legal opinion and, to the extent required by the applicable loan pooling and servicing agreement, written confirmation from all applicable rating agencies that such assumption will not cause such rating agency to withdraw, downgrade or qualify any then-current ratings for any securities backed by a pool of mortgage loans that includes the Loan.

15. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State in which the real property encumbered by the Deed of Trust is located and the applicable laws of the United States of America.

16. Time of Essence. Time is of the essence of each liability and obligation of Maker hereunder.

17. Certain Waivers. To the fullest extent permitted by law, Maker and all guarantors, sureties and endorsers, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive diligence, valuation and appraisement, presentment for payment, protest and demand, notice of protest, notice of default, notice of intention to accelerate all sums under this Note or the Loan Documents, notice of acceleration of all sums under this Note or the Loan Documents, demand and dishonor and diligence in collection and nonpayment of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note (except notice of default and any other notice as specifically provided for in this Note, the Deed of Trust or the Loan Documents). To the fullest extent permitted by law, Maker further waives all benefit that might accrue to Maker by virtue of any present or future laws exempting the Property, or any other property, real or personal, or the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note or in any action to foreclose the Deed of Trust, injunction against sale pursuant to power of sale, exemption from civil process or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue of this Note, or any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

18. Effect of Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any other Loan Document shall impair any right, power or remedy which Payee may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Note or any other Loan Document, nor shall any waiver of any breach or default of Maker hereunder or under any other Loan Document be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which Payee would otherwise have.

19. Severability of Provisions. In case any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

20. Successors and Assigns. This Note shall be binding upon and inure to the benefit of Maker, Payee and their respective successors and assigns; provided, however, that, except as specifically provided herein or in the Deed of Trust, Maker may not directly or indirectly, sell, assign or otherwise transfer all or any part of the Property or any interest therein, or any of Maker’s rights and obligations under this Note, or take or permit any other action prohibited by the Deed of Trust, without the prior written consent of Payee, which Payee may give or withhold in its absolute discretion.

21. Transfer of Loan.

(a) Payee may, at any time, sell, pledge, transfer or assign this Note, the Deed of Trust and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement. Payee may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities or any credit rating agency rating such securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Payee now has or may hereafter acquire relating to Maker, Guarantor and the Property, whether furnished by Maker, Guarantor or otherwise, as Payee determines necessary or desirable consistent with full disclosure for purposes of marketing and underwriting the Loan; provided, however, that Payee shall use reasonable efforts not to unnecessarily disclose Maker’s and Guarantor’s confidential information. Maker shall furnish and hereby consents to Payee furnishing to such Investors or such prospective Investors any and all information concerning Maker, Guarantor and the Property as may be requested by Payee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.

(b) Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Payee’s request, Maker and each Guarantor shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Payee, such Investor or prospective Investor may require.

22. Securitization and Transfer. Payee may sell the Loan, interests in the Loan, issue securities backed by or evidencing ownership of the Loan in one or more public or private offerings and/or further tranche the Loan or divide the Loan into two or more component parts or notes (as described more fully in Section 23 below) and/or pledge the Loan (or any interest therein) at any time without Maker’s or Guarantor’s consent. At no cost to Maker, Maker shall cooperate with Payee in connection with the sale, participation, pledge or the securitization of all or a part of the Loan and obtaining ratings from one or more rating agencies, which cooperation shall include (i) providing additional information regarding the Property, Maker or any of its affiliates or Guarantor, including without limitation, additional appraisals, environmental reports, engineering reports and similar due diligence materials, and updates, verifications and consents with respect to such materials that were delivered on or prior to the Closing Date (as defined in the Deed of Trust), (ii) supplying such documentation, financial statements, and reports that may be required to comply with Regulation S-X of the federal securities law, (iii) making modifications to the Loan Documents or the organizational documents, revisions to existing opinions or supplying additional opinions, (iv) delivering additional Manager and/or Franchisor estoppel letters, subordination agreements or similar agreements and (v) participating (including senior management of Maker) in meetings and presentations to the rating agencies and prospective investors, provided that no such modification, revision, additional documents, or other action in connection with such cooperation shall increase the obligations or decrease the rights of Maker or Guarantor pursuant to the Loan Documents. The cost of providing such additional opinions, additional documents, revisions to existing opinions or modifications to the Loan Documents or other actions in connection with such cooperation shall be borne by Payee, except Maker will pay the cost of making reasonable amounts of photocopies and postage. At the request of Payee, Maker shall make such representations and warranties as of the date of the securitization as are customary for borrowers to make in securitization transactions, review any factual information or disclosures with respect to the Property, Maker, and its affiliates contained in any private placement memorandum, prospectus, registration statement, or other offering materials relating to any sale or securitization of the Loan, and Maker and its sponsor or parent, as applicable, shall indemnify Payee against any loss or expense incurred as a result of any misstatements or omissions in any written offering material approved by Maker, its sponsor or parent or any of their affiliates.

23. Note Structure. Payee shall have the right, in its sole discretion, between the Closing Date and a sale, participation, pledge or securitization of the Loan, to require that the Loan be divided into two or more separate (or component) notes, of which the aggregate weighted average coupon rate shall, as of the sale, pledge or securitization, equal the initial Interest Rate on the Loan on the Closing Date (adjusted to account for amortization), but each of which may have a different interest rate and a different amortization schedule, which notes may be included in separate transactions, and which notes may be secured by pari-passu or senior/subordinate deeds of trust and security agreements. In no event shall such bifurcation of this Note affect the overall loan economics expected by Maker or Guarantor or alter Maker’s or Guarantor’s substantive rights or obligations under the Loan Documents.

24. Remedies Available. The remedies of Payee, as provided herein or in any other Loan Document, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, and any waiver or release with reference to any one event shall not be construed as continuing or as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

25. Maker’s Covenants. Maker agrees that (a) the obligation evidenced by this Note is an exempted transaction under the Truth-in-Lending Act, 15 U.S.C. § 1601,

et seq. (1982); (b) said obligation constitutes a business loan for the purpose of the application of any laws that distinguish between consumer loans and business loans and that have as their purpose the protection of consumers in the State of California; (c) at the option of the Payee, the United States District Court for the district in which the Property is located and any court of competent jurisdiction of the state in which the Property is located shall have jurisdiction in any action, suit or other proceeding arising out of or relating to any act taken or omitted hereunder or the enforcement of this Note, the Deed of Trust and the Loan Documents and Maker shall not assert in any such action, suit or other proceeding that it is not personally subject to the jurisdiction of the courts in this subsection (c) that the action, suit or other proceeding is brought in an inconvenient forum or that the venue of the action, suit or other proceeding is improper; and (d) it hereby waives any objections to venue.

26. Extension of Time. Maker consents to any extension of time for the payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for Maker’s liabilities or obligations hereunder or under any of the other Loan Documents. Any such extension or release may be made without notice to Maker and without discharging Maker’s liability.

27. Payee. Reference in this Note to “Payee” shall mean the original Payee hereunder so long as such Payee shall be the holder of this Note and thereafter shall mean any subsequent holder of this Note.

28. Miscellaneous.

(a) No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who might be or become liable for the payment of all or any part of the Debt, under the Loan Documents.

(b) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement or other document in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

(c) Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include their respective successors, assigns, heirs, executors and administrators.

(d) If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

29. Tax Identification Number. Maker represents and warrants that its current tax identification number is 20-5446939.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Maker has duly executed and delivered this Deed of Trust Note under seal as of the day and year first above written.

MAKER:

KPA HI ONTARIO LLC, a Delaware limited liability company

By:	/s/ Jeffrey H. Fisher	(SEAL)
Jeffrey H. Fisher, Manager

PAY TO THE ORDER OF
,
WITHOUT REPRESENTATION OR RECOURSE

CAPMARK BANK

By:
Name:
Title:

Date: